UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

Nodechain, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54994	46-3021464
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5445 Oceanus Drive STE 102 Huntington Beach, CA	92649
(address of principal executive offices)	(zip code)

(714) 916-9321
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements that involve risks and uncertainties. We use words, such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement.

1.) On January 2, 2018 we entered into and consummated an agreement with Mewe World, Inc., a California Company owned and controlled by our Chairman of the Board, Alham Benyameen, to purchase 10,000 Ripple (XRP) (“Units”) of cryptocurrency in exchange for $100.00.

We, the Company, believe that cryptocurrency, including but not limited to Units of Ripple are considered a digital, intangible asset.

The description of the material terms of the aforementioned Agreement are included in their entirety in Item 10.1 of this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 2, 2018 we entered into and consummated an agreement to purchase 10,000 Ripple (XRP) ("Units") of cryptocurrency. The purchase is considered a related party transaction since the Seller of the units of Ripple, Mewe World, Inc., is controlled by our Chairman of the Board of Directors, Alham Benyameen.

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nodechain, Inc.

Dated: January 3, 2018	/s/ Andy Michael Ibrahim
Andy Michael Ibrahim
Chief Executive Officer